Exhibit 2

B.A.T. International Finance p.l.c.

Notice of an additional guarantor to the holders of the series of guaranteed notes each issued by B.A.T. International Finance p.l.c. ("BATIF") under the £25,000,000,000 Euro Medium Term Note Programme of BATIF, British American Tobacco Holdings (The Netherlands) B.V. ("BATHTN"), B.A.T. Netherlands Finance B.V. (“BATNF”) and B.A.T Capital Corporation (“BATCAP”) (as Issuers) and British American Tobacco p.l.c. ("British American Tobacco") and each of the Issuers (except where it is the relevant Issuer) (as Guarantors).
Notice is hereby given to the holders of the:

•	Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 (ISIN: XS0856014583) (the "Series 40 Notes");

•	Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025 (ISIN: XS0909359332) (the "Series 42 Notes");

•	Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026 (ISIN: XS0969309847) (the "Series 43 Notes");

•	Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029 (ISIN: XS1043097630) (the “Series 44 Notes”);

•	Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018 (ISIN: XS1043096400) (the "Series 45 Notes");

•	Series 47 CHF400,000,000 0.625 per cent. Guaranteed Notes due 2021 (ISIN: CH0253514753) (the "Series 47 Notes");

•	Series 48 CHF250,000,000 1.375 per cent. Guaranteed Notes due 2026 (ISIN: CH0253514761) (the "Series 48 Notes");

•	Series 49 €800,000,000 0.375 per cent. Guaranteed Notes due 2019 (ISIN: XS1203851941) (the "Series 49 Notes");

•	Series 50 €800,000,000 0.875 per cent. Guaranteed Notes due 2023 (ISIN: XS1203854960) (the "Series 50 Notes");

•	Series 51 €800,000,000 1.250 per cent. Guaranteed Notes due 2027 (ISIN: XS1203859928) (the "Series 51 Notes");

•	Series 52 €600,000,000 2.000 per cent. Guaranteed Notes due 2045 (ISIN: XS1203860934) (the "Series 52 Notes");

•	Series 53 €600,000,000 1.000 per cent. Guaranteed Notes due 2022 (ISIN: XS1324928750) (the "Series 53 Notes");

•	Series 54 £350,000,000 4.000 per cent. Guaranteed Notes due 2055 (ISIN: XS1324911608) (the "Series 54 Notes");

•	Series 55 £500,000,000 1.750 per cent. Guaranteed Notes due 2021 (ISIN: XS1441635833) (the "Series 55 Notes");

•	Series 56 £650,000,000 2.250 per cent. Guaranteed Notes due 2052 (ISIN: XS1488409977) (the "Series 56 Notes"); and

•
Series 57 US$650,000,000 1.625 per cent. Guaranteed Notes due 2019 (ISIN: XS1488421592) (the "Series 57 Notes", and together with the Series 40 Notes, Series 42 Notes, Series 43 Notes, Series 44 Notes, Series 45 Notes, Series 47 Notes, Series 48 Notes, Series 49 Notes, Series 50 Notes, Series 51 Notes, Series 52 Notes, Series 53 Notes, Series 54 Notes, Series 55 Notes, and Series 56 Notes, the "Notes"),

that, pursuant to the principal trust deed dated 6 July 1998 (as modified, restated and/or supplemented), last supplemented by the Twenty-Ninth Supplemental Trust Deed dated 12 February 2018 (the “Trust Deed”) made between each of BATIF, BATHTN, BATNF, BATCAP, British American Tobacco and The Law Debenture Trust Corporation p.l.c. (the “Trustee”), with effect on and from 13 February 2018:

(i)	BATCAP will accede as a guarantor in respect of the Notes under the Trust Deed as subsequently modified;

(ii)
the Notes will continue to benefit from the joint and several guarantee of BATNF, BATHTN and British American Tobacco, and, up to an including the applicable termination date as set out in the Deed of Guarantee between BATIF, BATHTN, BATNF, BATCAP, British American Tobacco, Reynolds American Inc. (“RAI”) and the Trustee dated 2 August 2017, by RAI; and

(iii)	the Principal Paying Agent for the above Notes is Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

Enquiries

British American Tobacco Press Office
+44 (0)20 7845 2888 (24 hours)│@BATPress

Investor Relations
Mike Nightingale/Rachael Brierley/Stephanie Brassinne
+44 (0)20 7845 1180/1519/2012

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG

12 February 2018